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Exhibit A

Joint Filing Agreement Pursuant to Rule 13d-1

This agreement is made pursuant to Rule 13d-l(k)(1) under the Securities and Exchange Act of 1934, as amended (the “Act”) by and among the parties listed below, each referenced to herein as a “Joint Filer.” The Joint Filers agree that a statement of beneficial ownership as required by Sections 13(g) or 13(d) of the Act and the Rules thereunder may be filed on each of their behalf on Schedule 13G or Schedule 13D, as appropriate, and that said joint filing may thereafter be amended by further joint filings. The Joint Filers state that they each satisfy the requirements for making a joint filing under Rule 13d-1.

Date: February 12, 2018

Moab Partners, L.P.

By: Moab GP, LLC,
its General Partner

By: Moab Capital Partners, LLC,
its Managing Member

By:	/s/ Michael M. Rothenberg
Michael M. Rothenberg, Managing Director

Moab Private Investments, L.P.

By: Moab PI GP, LLC,
its General Partner

By:	/s/ Michael M. Rothenberg
Michael M. Rothenberg, Managing Member

Moab PI GP, LLC

By:	/s/ Michael M. Rothenberg
Michael M. Rothenberg, Managing Member

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Moab Capital Partners, LLC

By:	/s/ Michael M. Rothenberg
Michael M. Rothenberg, Managing Director

/s/ Michael M. Rothenberg
Michael M. Rothenberg